Exhibit 99.(8)(d)(2)

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

AMENDMENT TWO TO FUND PARTICIPATION AGREEMENT

Effective March 31, 2008

Pacific Life Insurance Company (the “Company”) has entered into a Fund Participation Agreement dated February 4, 2005 (the “Agreement”), with Merrill Lynch Variable Series Funds, Inc. (now named BlackRock Variable Series Funds, Inc.)(the “Fund”) and FAM Distributors, Inc. as amended June 22, 2007 (“Amendment No. 1”) regarding the provision to purchase shares in one more of the Portfolios on behalf of segregated accounts to fund certain variable life insurance policies and/or variable annuity contacts funded or to be funded through one or more of the accounts. The rights and obligations of FAM Distributors, Inc. under the Fund Participation Agreement was assigned to BlackRock Distributors, Inc. in Amendment No. 1.

The parties to the Agreement hereby agree to amend the Agreement as follows:

1. SCHEDULE A is deleted in its entirety and replaced with the following Schedule A:

SCHEDULE A

Separate Accounts and Associated Variable Life Contracts

Participating in Portfolios of BlackRock Variable Series Funds, Inc.

Name of Separate Account and Date	Policies/Contracts Funded By Separate
Established by Board of Directors	Account

Pacific Select Exec Separate Account	Pacific Select Exec
May 12, 1998	Pacific Select Exec II
Pacific Select Exec III
Pacific Select Exec IV
Pacific Select Choice
Pacific Select Estate Preserver
Pacific Select Estate Preserver II
Pacific Select Estate Preserver III
Pacific Select Estate Preserver IV
Pacific Select Estate Preserver V
Pacific Select Estate Preserver VI
Pacific Select Estate Maximizer
Pacific Select Performer 500
M’s Versatile Product
M’s Versatile Product - VI
M’s Versatile Product - VII
M’s Versatile Product – Survivorship
M’s Versatile Product - Survivorship II
Pacific Select Accumulator

Pacific COLI Separate Account	Custom COLI
July 17, 1992	Custom COLI Rider

Pacific COLI II Separate Account	COLI II
October 12, 1998	COLI IV

Pacific COLI III Separate Account	COLI II
October 12, 1998	COLI IV

Diversified Fixed Investment Variable Account	Custom COLI Rider
September 25,1996

Separate Account I of Pacific Life Insurance	Magnastar
Company August 9, 2007

Pacific COLI Separate Account IV of Pacific Life	Custom COLI VI
Insurance Company

Pacific COLI Separate Account V of Pacific Life	Custom COLI VII
Insurance Company

Separate Accounts and Associated Variable Annuity Contracts

Participating in Portfolios of BlackRock Variable Series Funds, Inc.

Name of Separate Account and Date	Policies/Contracts Funded By Separate
Established by Board of Directors	Account

Separate Account A of Pacific Life Insurance	Pacific One Select
Company September 7, 1994	Pacific One
Odyssey
Innovations Select
Innovations
Portfolios
Portfolios for Chase
Value
Voyages
Explorer
Journey
Value Edge

Pacific Select Variable Annuity Separate	PSVA
Account of Pacific Life Insurance Company
November 30, 1989

2. Schedule B is deleted in its entirety and replaced with the following:

Schedule B

All Portfolios and share classes of BlackRock Variable Series Funds, Inc.

BlackRock Balanced Capital V.I. Fund

BlackRock Basic Value V.1. Fund

BlackRock Fundamental Growth V.I. Fund

BlackRock Global Allocation V.I. Fund

BlackRock Global Growth V.I. Fund

BlackRock Government Income V.1. Fund

BlackRock High Income V.I. Fund

BlackRock International Value V.I. Fund

BlackRock Large Cap Core V.I. Fund

BlackRock Large Cap Growth V.I. Fund

BlackRock Large Cap Value V.I. Fund

BlackRock Money Market V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock Total Return V.I. Fund

BlackRock Utilities and Telecommunications V.I. Fund

BlackRock Value Opportunities V.I. Fund

The Fund will direct BlackRock Distributors, Inc. to pay the Company a Distribution 12b-l fee of up to .25% of the net asset value of the Class Ill shares of each Portfolio in accordance with the Distribution Plan as described in the Fund’s prospectus.

To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

BlackRock Distributors, Inc.		Pacific Life Insurance Company

By:	/s/ Bruno DiStefano	By:	/s/ James T. Morris
Name:	Bruno DiStefano	Name:	James T. Morris
Title:	Vice President	Title:	Vice President and Chief Executive Officer

BlackRock Variable Series Funds, Inc.

By:	/s/ Donald Burke	By:	/s/ Audrey L. Milfs
Name:	Donald Burke	Attest:	Audrey L. Milfs
Title:	Fund President	Title:	Corporate Secretary